SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14th, 2012

Date of Report

(Date of Earliest Event Reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oust Vest 4

4811 HT Breda

The Netherlands

(Address of principal executive offices)

011-31-630-048-023

(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 14th, 2012, Mr. Ralph Kröner was appointed as a non-executive (supervisory) director of Teleconnect Inc. (the “Company”) to fill a remaining vacancy, and he shall serve until the next annual meeting of the shareholders or until his successor is duly elected and qualified.

Ralph Kröner (62), of Dutch nationality, is well known for his expertise and experience in corporate governance, (international) litigation and space law (former member of the European center for Space law in Paris), and has served as non-executive director on a number of boards of commercial business.

After a long service record at Simmons & Simmons and its legal predecessors, Ralph Kröner was appointed Of Counsel at the international law firm Eversheds Faasen in Rotterdam on September 15th, 2010. He is chairman of the Rotterdam Eye Hospital.

Mr. Kröner is considered to be a great source of knowledge for the Company and his experience will be of great value to help position Teleconnect’s age validation business both in The Netherlands and internationally.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14th, 2012	Teleconnect Inc.

/s/ Dirk L. Benschop
Dirk L. Benschop, Chief Executive Officer and President